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                                                                   EXHIBIT 10.4

                      MODIFICATION TO EMPLOYMENT AGREEMENT


         This Modification to Employment Agreement is made and entered into as of the 19th day of December, 2002 by and among Gregory H. Upham ("Executive"), Hostcentric, Inc., a Delaware corporation ("Hostcentric") and Interland, Inc., a Minnesota corporation ("Interland").

                                  WITNESSETH:

         WHEREAS, Executive and Hostcentric entered into that certain Employment Agreement dated May 5, 2000 ("Employment Agreement") pursuant to which Executive became a member of Hostcentric's senior management team;

         WHEREAS, Hostcentric is executing that certain Agreement and Plan of Merger of even date herewith (the "Merger Agreement") with Interland, Bobcatcub Acquisition Corporation, a wholly-owned subsidiary of Interland ("Merger Sub") and certain individuals in their capacity as stockholders' representatives of the Hostcentric stockholders pursuant to which Interland will acquire Hostcentric as a result of the merger of Merger Sub into Hostcentric (the "Merger");

         WHEREAS, in order to induce Interland to execute the Merger Agreement and consummate the Merger, the parties desire to modify certain provisions of the Employment Agreement, and agree to other joint undertakings so that Executive will provide certain transition services to Interland after the closing of the Merger in consideration for payments to be made to Executive by Interland.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Tolling of Term of Employment Agreement. The Initial Term (as defined in Section 4(a) of the Employment Agreement) shall be tolled from the date of this Agreement until the earlier of: (a) the termination of the Merger Agreement, or (b) the closing of the Merger (such date in (a) or (b) being the "Resolution Date") . As a result of such tolling, the ninety (90) day period prior to the end of the Initial Term before which either party under the Employment Agreement must deliver written notice to the other of its intention not to renew the Employment Agreement shall not commence until seven (7) days after the Resolution Date.

         2. Effect of Closing of Merger. In the event that the Merger closes:

         (a) Interland shall pay Executive on the Closing Date of the Merger $150,000 in immediately available funds (to be reduced by employee's share of applicable




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         federal and state payroll taxes) in consideration for Executive's delivery of a release to Interland and Hostcentric in form acceptable to Interland pursuant to which Executive will waive any claims against Hostcentric and Interland under the Employment Agreement, including without limitation claims for compensation under Section 2, rights on termination under Section 4 and Change of Control payments under
         Section 11. The release shall also contain an express acknowledgement from Executive that Sections 3, 5, 6, and 7 of the Employment Agreement shall remain in effect after the Closing. Notwithstanding the foregoing, the parties hereto agree that the reference to the duration of the Noncompetition Agreement in Section 3(a) of the Employment Agreement is hereby changed from "two (2) years" to "one
         (1) year" immediately following the termination of Executive's employment.

         (b) Executive shall remain in the employ of Interland or Hostcentric for up to ninety (90) days after the Closing at the same compensation and with benefits comparable (but not necessarily with the same title or job responsibilities, but not given menial or demeaning positions) to those provided for under the Employment Agreement and to assist in the transition of Hostcentric's business to Interland during this post-Closing period. Interland shall pay Executive an additional $20,097.12 in immediately available funds (to be reduced by employee's share of applicable federal and state payroll taxes) promptly after such ninety (90) day post-Closing period for accrued paid time off and medical benefits compensation owed to Executive. Failure of Executive to reasonably fulfill the obligations set forth in this Section 2(b) shall constitute a breach of this Agreement and Executive shall be liable for all damages incurred by Interland or Hostcentric as a result of such breach, not to exceed $150,000.

         3. Effect of Termination of Merger Agreement. In the event that the Merger Agreement is terminated for any reason and the Merger does not close, the tolling of the Initial Term shall cease seven (7) days after the Resolution Date and the Employment Agreement shall otherwise remain in full force and effect.

         4. Notification of Future Employment. If the Merger closes and Executive ceases to be employed by Interland, Executive shall notify Interland in writing prior to accepting any subsequent employment or consulting position during the one (1) year period after the Closing of the Merger so that Interland can verify such position does not constitute a violation of Section 3 of the Employment Agreement.

         5. Governing Law. This Agreement shall be governed by the laws of the State of Texas.

         6. Multiple Counterparts; Facsimiles. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one instrument. A facsimile signature of this Agreement shall have the same legal effect as an original thereof.



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         7. Notices. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To Hostcentric:   Hostcentric, Inc.
                           Three Riverway, Suite 555
                           Houston, Texas  77056
                           Attention:  President
                           Fax No.:  (713) 403-8646

         To Executive:     Gregory H. Upham
                           Three Riverway, Suite 555
                           Houston, Texas 77056
                           Fax No.: (713) 403-8648

         To Interland:     Interland, Inc.
                           303 Peachtree Center Avenue
                           Suite 500
                           Atlanta, Georgia  30303
                           Attention:  Chief Executive Officer
                           Fax No.:  (404) 720-3728

Notice shall be deemed given and effective on the earlier of three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received by means of hand delivery, delivery by Federal Express or other reputable courier service, or by facsimile transmission. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 7.

         8. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it will be modified rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement will be deemed valid and enforceable to the full extent.

         9. Amendment. This Agreement may not be amended except by an instrument in writing executed by each party hereto.



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         IN WITNESS WHEREOF, Executive, Interland and Hostcentric have executed this Agreement as of the date first written above.


                                    HOSTCENTRIC:

                                    Hostcentric, Inc.

                                    By: /s/ Gregory D. McKown
                                       -----------------------------------------
                                    Name: Gregory D. McKown
                                         ---------------------------------------
                                    Title: President and Chief Executive Officer
                                          --------------------------------------

                                    INTERLAND:

                                    Interland, Inc.

                                    By: /s/ Allen L. Shulman
                                       ----------------------------------------
                                    Name: Allen L. Shulman
                                         --------------------------------------
                                      Title: CFO and General Counsel
                                            -----------------------------------

                                      EXECUTIVE:

                                      /s/ Gregory H. Upham
                                      ----------------------------------------
                                      Print Name:  Gregory H. Upham


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